UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2006 [June 19, 2007]

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51716 (Commission File Number)	98-0413062 (IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

 (Address of principal executive offices)               (Zip Code)

(403) 277-2944

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 13, 2007, Clean Power Technologies Inc. (“Clean Power” or the “Company”) issued a total of 4,000,000 shares of restricted Common Stock to Doosan Babcock Energy Ltd. (“Doosan”) pursuant to the terms and conditions of a subscription agreement, received May 21, 2007 (the “Subscription Agreement”). The Subscription Agreement was executed pursuant to the terms and conditions of that Collaboration Agreement entered into between the parties on October 11, 2006.

Pursuant to the Collaboration Agreement, Doosan and the Company agreed to collaborate to develop steam accumulator technology for use in the Company’s hybrid technologies over a period of thirty-six months.  Doosan is to provide all that is necessary or as reasonably requested by the Company, including scientists, engineers, experts and other personnel, facilities, equipment and materials.  Doosan will fund up to $400,000 towards the development costs of the accumulator technology and the Company agreed to issue to Doosan a total of 4,000,000 shares at a deemed price of $0.10 per share within five business days of Doosan delivering to the Company a subscription agreement.

Item 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

These securities were sold without registration under the Securities Act of 1933, in reliance on Section 4(2) of the 1933 Act and the provisions of Regulation S.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
10.1	Collaboration Agreement between Mitsui Babcock Energy Limited and Clean Power Technologies Inc. dated October 11, 2006.	Filed with the SEC on October 18, 2006.
10.2	Executed Private Placement Subscription Agreement.	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.
June 19, 2007	By: /s/ Abdul Mitha Abdul Mitha Chief Executive Officer

3